EX.99.d.3.a

EXHIBIT A*

SUBADVISORY AGREEMENT AMONG

ABERDEEN ASSET MANAGEMENT INC., ABERDEEN FUNDS

AND ABERDEEN ASSET MANAGEMENT ASIA LIMITED

The Subadviser is entitled to the percentage of the advisory fee received after fee waivers and expense reimbursements, if any, by the Adviser for the relevant Fund as detailed below:

Funds of the Trust	Subadvisory Fees
Aberdeen China Opportunities Fund	90%
Aberdeen Emerging Markets Fund	45%
Aberdeen Asia Bond Fund	90%
Aberdeen Asia-Pacific (ex-Japan) Equity Fund	90%
Aberdeen Japanese Equities Fund	90%

*                 Effective August 15, 2016

[Signature Page to Exhibit A to Subadvisory Agreement among the Trust, AAMI and AAMAL]

TRUST:
ABERDEEN FUNDS

By:	/s/ Lucia Sitar
Name: Lucia Sitar
Title: Vice President

ADVISER:
ABERDEEN ASSET MANAGEMENT INC.

By:	/s/ Lucia Sitar
Name Lucia Sitar
Title: Vice President

SUB-ADVISER:
ABERDEEN ASSET MANAGEMENT ASIA LIMITED

By:	/s/ Hugh Young
Name Hugh Young
Title: Director

By:	/s/ Ian MacDonald
Name Ian MacDonald
Title: Director